Exhibit 99.1

TerraForm Power Announces Changes to Management Team and Board of Directors

to Drive Organizational Alignment

Peter Blackmore Joins Board of Directors as Chairman

Christopher Compton and Jack Jenkins-Stark Appointed to Board of Directors

Brian Wuebbels Named President and CEO; Rebecca Cranna Named Chief Financial Officer

BETHESDA, Md., Nov. 23, 2015 — TerraForm Power, Inc. (Nasdaq: TERP), a global owner and operator of clean energy power plants, today announced a series of changes to its senior management team and board of directors aimed at aligning the company’s strategic focus around acquiring projects from its Sponsor, SunEdison, with less reliance on third party acquisitions.

Brian Wuebbels has been named president and chief executive officer and Rebecca Cranna has been named chief financial officer, effective immediately. They will succeed Carlos Domenech and Alejandro Hernandez, respectively, who are departing TerraForm Power. Mr. Domenech will no longer serve on the company’s board.

Mr. Wuebbels currently serves as executive vice president and chief financial officer of SunEdison, Inc. (NYSE: SUNE) and will continue in that capacity. He has served as chief financial officer of SunEdison since 2012 and prior to that, held various management roles with the company since 2007. Before joining SunEdison, he served in various senior finance and operating roles at Honeywell and General Electric Company.

Ms. Cranna most recently served as senior vice president and chief financial officer, Global Asset Management for SunEdison which she joined in 2014. Previously, she was chief financial officer at Silver Ridge Power from 2010 until 2014. Prior to that, she served as a vice president of AES Corporation from 2006 to 2009. From 1992 through 2006, she served at AES in various positions of increasing responsibility.

“I look forward to joining TerraForm Power as we continue building on the geographic diversity and balanced mix of contracted solar and wind power plants that form the backbone of the company’s strong portfolio,” said Mr. Wuebbels. “I look forward to working with the team to leverage our organic development platform to increase cash flow generation and maximize shareholder value.”

In addition, the company announced changes to its board of directors. Peter Blackmore and Jack Jenkins-Stark were appointed by SunEdison and Christopher Compton was elected as additional board members. All three were determined to be independent under applicable stock exchange rules. Together with Mr. Hanif “Wally” Dahya, these new board members bring the number of independent directors up from three to four.

Peter Blackmore will succeed Ahmad Chatila as chairman of the board. Mr. Chatila will continue to serve as a director of the company. Mr. Blackmore will also serve as chairman of the company’s corporate governance and conflicts committee. The other members of that committee will be Messrs. Jenkins-Stark and Compton. Messrs. Jenkins-Stark and Compton will also be serving on the company’s audit committee, together with Mr. Hanif “Wally” Dahya, who will continue to serve as the audit committee chair.

The appointment of Messrs. Blackmore and Jenkins-Stark and the election of Mr. Compton were followed by the resignations from the board of Francisco “Pancho” Perez Gundin, Mark Florian, Mark Lerdal and Steven Tesoriere.

“I firmly believe that TerraForm Power has a tremendous set of assets and a strong position in the market,” said Mr. Blackmore. “The changes we announced today will both streamline our operations from a management perspective and create the appropriate checks and balances at the board level.”

Mr. Blackmore continued, “With Brian and Becky’s strong backgrounds in energy finance and operations, and the significant experience Chris and Jack add to our board, we are well-positioned to drive execution and renewed strategic focus throughout the company. On behalf of the board, we are committed to working with Brian and the entire management team to execute on our organic growth strategy and deliver significant value for shareholders.”

Biography for Peter Blackmore

Peter Blackmore brings strong leadership expertise, including significant public company experience, and a proven track record of driving performance. He recently served on the SunEdison board of directors from 2006 until his resignation on November 20, 2015. In addition, he served as president and chief executive officer of ShoreTel, Inc. from 2010 until his retirement in 2013. Prior to that, Mr. Blackmore served as president and chief executive officer of UTStarcom, Inc. from 2008 until 2010. Between 2005 and 2007, Mr. Blackmore served as executive vice president of Unisys Corporation and from 1991 until 2004, Mr. Blackmore served in various roles at Compaq Computer Corporation, and Hewlett-Packard Company, most recently as executive vice president of the Customer Solutions Group at HP, and as executive vice president of the Enterprise Systems Group at HP.

Biography for Christopher Compton

Christopher Compton adds an accomplished international banking, capital markets and corporate finance background to our board and possesses extensive financial experience from his tenure with a large public company. Mr. Compton served in various senior finance positions with Chiquita Brand International, Inc. from 1987 to 2012 after which he retired. Following his retirement, Mr. Compton has worked as an independent consultant.

Biography for Jack Jenkins-Stark

Jack Jenkins-Stark brings significant financial expertise and experience obtained from his prior service as the chief financial officer for multiple public and private companies, as well as a long history of work in the energy industry. Mr. Jenkins-Stark currently is the chief financial officer of Imergy Power Systems and has served in such capacity since December 2013. From May 2007 to November 2013, Mr. Jenkins-Stark served as chief financial officer of BrightSource Energy and from April 2004 to May 2007 served as chief financial officer of SVB Financial Group. Prior to his employment in such roles, Mr. Jenkins-Stark served in a variety of senior management capacities for public and private energy companies, including serving in a number of financial positions for PG&E Corp. for over twenty years.

About TerraForm Power

TerraForm Power is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: http://www.terraform.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “believe,” “intend,” “plan,” “predict,” “outlook,” “objective,” “forecast,” “target,” “continue,” “will,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond TerraForm Power’s control and are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2015. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made, but TerraForm Power can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law.

Contacts

Media:

Gordon Handelsman

ghandelsman@sunedison.com

(805)427-3752

Investors/Analysts:

Brett Prior

bprior@terraform.com

(650) 889-8628